DIOMED HOLDINGS, INC.

                                STOCK ORDER FORM

Please read and complete this stock order form. Instructions are included on the reverse side of this form.



1. Number of Shares

Number of Allotted Shares                                Price Per Share                        Amount Due
-----------------------------------------------     ---------------------------      ---------------------------------
                                                X             $0.10              =
-----------------------------------------------     ---------------------------      ---------------------------------
Number of Over-Allotted Shares                           Price Per Share                        Amount Due
-----------------------------------------------     ---------------------------      ---------------------------------
                                                X             $0.10              =
-----------------------------------------------     ---------------------------      ---------------------------------
Total Shares                                             Price Per Share                     Total Amount Due
-----------------------------------------------     ---------------------------      ---------------------------------
                                                X             $0.10              =
-----------------------------------------------     ---------------------------      ---------------------------------

You may not offer to purchase over-allotted shares unless you have offered to purchase all of the allotted shares that you are entitled to purchase.

2.  Method of Payment

[ ] Enclosed is an uncertified personal check, payable to "________________, as Subscription Agent for Diomed Holdings, Inc."

[ ] Enclosed is a certified check or bank check drawn on a U.S. bank or money order, payable to "______________, as Subscription
      Agent for Diomed Holdings, Inc."

[ ]   Wire transfer directed to the account maintained by _________ at _______

                           Account Name: ___________________________

Please note that funds paid by uncertified, personal check may not clear prior to the deadline of __________, 2004, in which case the stock order form will not be accepted. Please allow sufficient time for any personal checks to clear or pay the purchase price by means of certified or bank check, money order or wire transfer of immediately available funds. 3. Special Delivery Instructions

To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder or is to be sent to an address other than that shown above. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Please issue the certificate representing the Common Stock in the following name and/or deliver to the following address:

Name:____________________________                    Soc. Sec. #/Tax ID #: ________________________________________

Address:   ________________________________________________________________________________________________________

           --------------------------------------------------------------------------------------------------------

4.    Acknowledgment -- The Stock Order Form Is Not Valid Unless You Sign Below

I/We acknowledge receipt of the Prospectus and understand that, after delivery of this Stock Order Form to the Company's Subscription Agent, I/we may not modify or revoke this Stock Order Form, or any part thereof. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct. If the Special Issuance or Delivery Instructions for Offeree Stockholders are completed, I/we certify that although the certificate representing the Common Stock is to be issued in a name other than the registered holder, beneficial ownership of the Common Stock will not change.

The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company's transfer agent without any alteration or change whatsoever.

Subscriber's Signature(s):       __________________________________________  Date:_________________________________

                                 __________________________________________  Date:_________________________________

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information
(please print).

      Name:   ______________________________________________    Capacity:__________________________________________

   Address:   ______________________________________________    Phone:_____________________________________________

              ______________________________________________  Soc. Sec. # or Tax ID #:_____________________________


                            GUARANTEE OF SIGNATURE(S)

All offeree stockholders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. (See the Instructions.)

Signature Guaranteed by:_______________________________________________________
                                      Eligible Guarantor Institution

                          STOCK ORDER FORM INSTRUCTIONS

         To purchase shares, complete your Stock Order Form and send your properly completed and executed Stock Order Form, together with payment in full of the Purchase Price for each allotted and over-allotted share you wish to purchase to the Subscription Agent. Delivery of the Stock Order Form must be made by hand delivery, mail or overnight delivery. Facsimile delivery of the Stock Order Form will not constitute valid delivery.

         [The maximum number of allotted shares that you may offer to purchase is printed on the face of your Stock Order Form.] You should indicate the number of shares that you wish to purchase by completing the appropriate section on the back of your Stock Order Form and returning the Stock Order Form to the Subscription Agent in the envelope provided.

(1) NUMBER OF SHARES - Indicate the number of shares of common stock that you wish to purchase, and indicate the amount due. Each offeree stockholder may submit an offer to purchase that number of shares owned of record by that offeree stockholder on August 29, 2003. The number of shares that each offeree stockholder is thereby entitled to purchase is referred to as the "allotted shares." Each offeree stockholder who offers to purchase all of its allotted shares may also submit offers to purchase additional shares of common stock directly from the Company on a prorated basis with all other offeree stockholders who have offered to purchase all of their allotted shares and who have offered to purchase additional shares. The additional shares as to which the Company is soliciting offers are referred to as "over-allotted shares."

(2) METHOD OF PAYMENT - Payment for shares may be made by personal check certified or bank, money order or wire transfer of immediately available funds. Payments will be deemed to have been received by the Subscription Agent only upon the a) clearance of any uncertified check or b) receipt by the Subscription Agent of any certified check or bank draft drawn upon a United States bank or postal, telegraphic or express money order, or funds transferred through a wire transfer. If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, offeree stockholders who wish to pay the purchase price by means of uncertified personal check are urged to make payment sufficiently in advance of the expiration date to ensure that such payment is received and clears by such date. You are urged to consider payment by means of certified or cashier's check, money order or wire transfer.

(3) SPECIAL DELIVERY INSTRUCTIONS - Offeree stockholders should indicate in the applicable box or boxes the name and address to which certificates representing the common stock are to be issued, if different from the name and address of the registered holder signing this Stock Order Form. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. Beneficial ownership of the Common Stock is not permitted to change, and each offeree stockholder must certify that beneficial ownership remains the same. If no instructions are given, certificates representing the common stock will be returned to the registered holder.

(4) ACKNOWLEDGEMENT AND EXECUTION -- Stock order forms submitted without a signature will not be accepted.

(a) EXECUTION BY REGISTERED HOLDER. The signature on the Stock Order Form must correspond with the name of the registered holder exactly as it appears on the face of the Stock Order Form without any alteration or change whatsoever. Persons who sign the Stock Order Form in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.

(b) EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER. If the Stock Order Form is executed by a person other than the holder named on the face of the Stock Order Form, proper evidence of authority of the person executing the Stock Order Form must accompany the same unless the Subscription Agent, in its discretion, dispenses with proof of authority.

(c) SIGNATURE GUARANTEES. Your signature must be guaranteed by an Eligible Guarantor Institution if you wish your shares of Common Stock to be issued in a name other than that in which the Stock Order Form was issued, or if you request that the shares be delivered to an address other than the address shown on the Stock Order Form.

(5) PROCEDURES FOR GUARANTEED DELIVERY. You may cause a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, to deliver to the Subscription Agent a written guarantee substantially in the form available from the Subscription Agent (the "Notice of Guaranteed Delivery") on or prior to the Expiration Date. The Notice of Guaranteed Delivery must guaranty delivery of your properly completed and executed Stock Order Form within three days that are trading days on the American Stock Exchange following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Stock Order Form must be received by the Subscription Agent within three days that are trading days on the American Stock Exchange of the date of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated below. If the number of shares remaining after the acceptance of all offers to purchase allotted shares is not sufficient to satisfy all offers to purchase over-allotted shares, holders will be allocated shares pro rata (subject to elimination of fractional shares), in proportion to the number of allotted shares purchased by those offeree stockholders that offer to purchase over-allotted shares.

         If you offer to purchase fewer than all of the allotted shares, you will not be able to submit a later offer to purchase additional shares. If you have not indicated the number of shares that you are offering to purchase, or if the dollar amount you have forwarded is not sufficient to purchase (or exceeds the amount necessary to purchase) the number of shares that you have offered to purchase, you will be deemed to have offered to purchase the maximum number of shares that could be purchased for the amount of the payment that the Subscription Agent receives from you. To the extent that the Purchase Price payment that you deliver exceeds the product of the Purchase Price multiplied by the number of shares that you have offered to purchase as evidenced by the Stock Order Form delivered by you (such excess being the "Payment Excess"), you will be deemed to have offered to purchase, to the extent available, that number of whole over-allotted shares equal to the quotient obtained by dividing the Payment Excess by the Purchase Price.

         As soon as practicable after the Expiration Date, the Subscription Agent will mail to each offeree stockholder who has offered to purchase allotted shares one or more certificates representing the allotted shares purchased. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Offering have been effected and taking into account any delays or extensions in closing the purchases of over-allotted shares, the Subscription Agent will mail to each offeree stockholder who has offered to purchase over-allotted shares one or more certificates representing the number of over-allotted shares allocated to such offeree stockholder pursuant to the terms of the Offering. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Offering have been effected, the Subscription Agent will mail to each offeree stockholder who has offered to purchase any over-allotted shares any excess funds received (without interest or deduction) in payment of the Purchase Price for over-allotted shares that are offered to be purchased but not allocated to such offeree stockholder pursuant to the terms of the Offering.

         CONTACTING THE SUBSCRIPTION AGENT. The address of the Subscription Agent is as follows:

                     By mail or overnight courier:
                     ===========================

The Subscription Agent's telephone number is (___) ___-____ and its facsimile number is (___) ___-____.